EXHIBIT 99.3

REIMBURSEMENT AND INDEMNITY AGREEMENT

This Reimbursement and Indemnity Agreement (this “Agreement”) is made as of the 1st day of August, 2005, by CLARIENT, INC., a Delaware corporation (f/k/a ChromaVision Medical Systems, “Clarient”), in favor of SAFEGUARD DELAWARE, INC., a Delaware corporation (“SDI”) and SAFEGUARD SCIENTIFICS (DELAWARE), INC., a Delaware corporation (“SSI”) and together with SDI (“Safeguard”).

BACKGROUND

A.            Pursuant to a Loan Agreement dated as of February 13, 2003, by and between Clarient and Comerica Bank, N.A. (the “Bank”) (as amended from time to time, including by a Fifth Amendment thereto dated as of even date herewith (“Amendment No. 5”), the “Loan Agreement”), the Bank agreed to provide to Clarient a revolving line of credit in the maximum aggregate principal amount of $8,500,000 (the “Loan”).

B.            At the request of Clarient, and as required by the Bank, Safeguard agreed to guaranty all of the payment obligations of Clarient under the Loan Agreement. pursuant to the terms of that certain Unconditional Guaranty originally dated as of February 13, 2003 (as amended and affirmed from time to time (the “Original Guaranty”)).  In connection with Amendment No. 5, Safeguard is contemporaneously herewith entering into an Amended and Restated Guaranty (the “Guaranty”).

C.            In consideration of Safeguard’s agreements as set forth above, Clarient has agreed to pay certain fees to Safeguard, to reimburse Safeguard for any of the obligations required to be paid or satisfied by Safeguard pursuant to the Guaranty, and to hold Safeguard harmless from and against any claims made against Safeguard on account of the Guaranty, on the terms and subject to the conditions set forth below.

D.            All capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed thereto in the Guaranty.

AGREEMENT

NOW, THEREFORE in consideration of the foregoing and of the covenants and mutual agreements set forth below, and intending to be legally bound, the parties agree as follows:

1.     Payments, Performance, Covenants.

a.     In the event Comerica makes any demand on Clarient, or Clarient is otherwise required to perform any obligations under the Loan Agreement (including without limitation, any payment obligation) or any other Loan Document, Clarient promptly shall perform its obligations under the Loan Agreement or applicable Loan Document.

b.     In the event any such amount is not timely paid or such obligation is not timely performed by Clarient and Comerica seeks to enforce Safeguard’s Guaranty, Clarient shall reimburse to Safeguard the aggregate amount of all funds advanced by Safeguard on account of such obligation, together with interest on such amount at an annual rate equal to the prime rate (as defined below) plus 4%, from the date of payment by Safeguard until all such amounts have been repaid by Clarient.  For the purpose of this Agreement, “prime rate” shall mean the variable rate of interest, per annum, most recently announced by Comerica Bank, as its “prime rate,” whether or not such announced rate is the lowest rate available from such bank.

c.     Clarient will not agree to any amendment, modification, waiver or supplement to the Comerica Loan Agreement or any of the documents, instruments or agreements executed in connection therewith (collectively, the “Loan Documents”) without the prior written consent of each of SDI and SSI.

2.     Consideration.  As consideration for the Guarantee, Clarient agrees to:

a.     concurrently with the execution of Amendment No. 5, (i) pay to Safeguard a periodic commitment fee of $15,000 (.5% of the increase in the committed amount of the Loan), and (ii) issue to SDI a warrant to purchase 50,000 shares of Clarient common stock with an exercise price of $2.00 per share, pursuant to the form of warrant attached hereto as Exhibit A.  Safeguard may require additional consideration in the event that the Guarantee is extended or amended.

b.     pay Safeguard a usage fee of an amount equal to 1.125% of the daily weighted average of the principal amounts outstanding under the line of credit during each calendar quarter of the term of the line of credit, payable within thirty (30) days after the end of each calendar quarter with respect to amounts outstanding under the line of credit during the quarter preceding the payment date.  Payments for fractional calendar quarters at the beginning and end of the term of the line of credit will be prorated based on the number of days in the fractional quarter included in the term of the line of credit divided by the total number of days in the calendar quarter.  All payments will be made by wire transfer in immediately available funds to such account as Safeguard shall designate from time to time.

3.     Obligations of Clarient.  The obligations of Clarient under this Agreement shall be absolute, unconditional and irrevocable, shall apply to the fullest extent authorized or permitted by any applicable law, under and shall be paid and performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including, without limitation, the following circumstances:

a.     Any lack of validity or enforceability of this Agreement;

b.     The existence of any claim, set-off, defense or other rights which Clarient may have at any time against Safeguard or any other person or entity, whether or not in connection with this Agreement; or

c.     Any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

4.     Representations and Warranties of Clarient.  Clarient hereby represents and warrants to Safeguard as follows:

a.     Organization and Standing.  Clarient is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to carry on its business as now being conducted.

b.     Authority; Enforceability.  Clarient has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

c.     Execution of Agreement.  This Agreement has been duly executed and delivered by Clarient.  The execution, delivery and performance of this Agreement will not cause any default, breach or violation of any provision of any material agreement to which Clarient is a party or by which any of Clarient’s assets are bound.

d.     Validity of Agreement.  This Agreement constitutes the legal, valid and binding obligation of Clarient, enforceable in accordance with its terms.

e.     Approvals.  No approval, authorization, consent or other order or action of or filing with any governmental or administrative entity or any other person is required for the execution and delivery by Clarient of this Agreement or such other agreements and instruments required hereunder or for the consummation by Clarient of the transactions contemplated hereby or thereby.

f.      Violation of Laws or Agreements.  The making and performance of this Agreement and the other documents, agreements and actions required hereunder or thereunder will not violate any provisions of any law, federal, state or local rule or regulation, or any judgment, decree, award or order of any court or other governmental entity, agency or arbitrator to which Clarient is subject.

5.     Events of Default.  The occurrence of one or more of the following events shall constitute an event of default hereunder (each, an “Event of Default”):

a.     If Clarient fails to make any payment due to Safeguard under this Agreement, in each case within five (5) days after demand therefor from Safeguard that the same shall be due and payable.

b.     Clarient fails to observe or perform any material covenant or agreement required to be observed or performed by it under this Agreement within five (5) days after Clarient’s Chief Executive Officer, Chief Financial Officer and/or Controller knew or should have known of its failure to so observe or perform.

c.     If any representation or warranty of Clarient under this Agreement shall be false or misleading in any material respect when made.

d.     If custody or control of any substantial part of the property of Clarient shall be assumed by any governmental agency or any court of competent jurisdiction at the instance of any governmental agency; if any material license or franchise shall be suspended, revoked or otherwise terminated the effect of which would be to affect materially and adversely the operations of Clarient; or if any governmental regulatory authority or judicial body shall make any other final non-appealable determination the effect of which would be to affect materially and adversely the operations of Clarient.

e.     If Clarient:  becomes insolvent, bankrupt or generally fails to pay its debts as such debts become due; is adjudicated insolvent or bankrupt; admits in writing its inability to pay its debts; or shall suffer a custodian, receiver or trustee for it or substantially all of its property to be appointed and if appointed without its consent, not be discharged within thirty (30) days; makes an assignment for the benefit of creditors; or suffers proceedings under any law related to bankruptcy, insolvency, liquidation or the reorganization, readjustment or the release of debtors to be instituted against it and if contested by it not dismissed or stayed within sixty (60) days; if proceedings under any law related to bankruptcy, insolvency, liquidation, or the reorganization, readjustment or the release of debtors is instituted or commenced by Clarient; or if any order for relief is entered relating to any of the foregoing proceedings; if Clarient shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or if Clarient shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing.

6.     Remedies Upon Default.  Upon the occurrence of any Event of Default, the entire amount of reimbursement due hereunder, plus any and all interest accrued thereon at the rate set forth in Section 1 hereof, plus all other sums due and payable to Safeguard hereunder shall, at the option of Safeguard become due and payable immediately without presentment, demand, notice of nonpayment, protest, notice of protest, or other notice of dishonor, all of which are hereby expressly waived by Clarient.

7.     Remedies Cumulative, etc.

a.     No right or remedy conferred upon or reserved to Safeguard hereunder or now or hereafter existing at law or in equity is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and concurrent, and in addition to every other such right or remedy, and may be pursued singly, concurrently, successively or otherwise, at the sole discretion of Safeguard and shall not be exhausted by any one exercise thereof but may be exercised as often as occasion therefor shall occur.

b.     Clarient hereby waives presentment, demand, notice of nonpayment, protest, notice of protest, notice of dishonor and any and all other notices in connection with any default in the payment of, or any enforcement of the payment of, all amounts due under this Agreement.  To the extent permitted by law, Clarient waives the right to any stay of execution and the benefit of all exemption laws now or hereafter in effect.

c.     Clarient agrees that any action or proceeding against it to enforce the Agreement may be commenced in state or federal court in any county in the Commonwealth of Pennsylvania in which Safeguard and/or its successors or assigns has an office.  Clarient waives personal service of process and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served by registered or certified mail in accordance with the notice provisions set forth herein.

d.     Clarient acknowledges and agrees that Safeguard shall be subrogated to the rights of Comerica, including, without limitation, with respect to the security interests granted to Comerica in connection with the Loan Documents, in the event Safeguard is required to make any payments on account of the Guaranty.

8.     Termination.  This Agreement shall remain in full force and effect and shall terminate on the later to occur of (i) the date that the Guaranty is terminated or expires or (ii) the date that all obligations of Clarient to Safeguard, and all obligations of Clarient hereunder have been paid in full and satisfied and; in each case, after the expiration of the period during which any payment by Clarient is or may be subject to rescission, avoidance or refund under the United States Bankruptcy Code (or any similar state statute).

9.     Indemnification.

a.     Clarient hereby agrees to indemnify, protect, defend and hold harmless Safeguard and its officers, directors, employees, successors and assigns, (collectively, the “Indemnified Parties”), from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature and from any suits, claims or demands, including reasonable attorney’s fees incurred in investigating or defending such claim, suffered by any of them and caused by, relating to, arising out of, resulting from, or in any way connected with this Agreement or the transactions contemplated hereby (unless determined by a final judgment of a court of competent jurisdiction to have been caused solely by the gross negligence or willful misconduct of the Indemnified Parties) including without limitation:

(1)           by reason of any breach of any representation or warranty of Clarient in this Agreement;

(2)           by reason of, in connection with, or as a consequence of any default by Clarient, in the performance or observance of any term, condition, covenant, or undertaking contained in this Agreement or any other document to be observed or performed by Clarient;

(3)           by reason of or in connection with any litigation or other proceeding in any way restraining, enjoining, questioning or affecting performance or obligation hereunder; and

(4)           by reason of or in connection with its obligations under the Loan Documents and its payment and reimbursement obligations contemplated by Section 1 hereof.

b.     In case any action shall be brought against Safeguard or any other Indemnified Party in respect to which indemnity may be sought against Clarient, Safeguard or such other Indemnified Party shall promptly notify Clarient and Clarient shall assume the defense thereof, including the employment of counsel selected by Clarient and satisfactory to Safeguard, the payment of all costs and expenses and the right to negotiate and consent to settlement.  The failure of Safeguard to so notify Clarient shall not relieve Clarient of any liability it may have under the foregoing indemnification provisions or from any liability which it may otherwise have to Safeguard or any of the other Indemnified Parties except to the extent Clarient is materially prejudiced thereby.  Safeguard shall have the right, at its sole option, to employ separate counsel in any such action and to participate in the defense thereof.  Clarient and retain its own counsel, but the fees and expenses of such counsel shall be at the expense of Safeguard unless (i) Clarient and Safeguard have agreed in writing to the retention of such counsel; or  (ii) the named parties to any such litigation or proceeding (including any impleaded parties) include Clarient and Safeguard and representation of both parties by the same counsel would, in the opinion of counsel to Safeguard, be inappropriate due to actual or potential conflicts of interests between Clarient and Safeguard. Clarient shall not be liable for any settlement of any such action effected without its consent, which consent shall not be unreasonably withheld, delayed or conditioned, but if settled with Clarient’s consent, or if there shall be a final judgment for the claimant in any such action, Clarient agrees to indemnify and hold harmless Safeguard from and against any loss or liability by reason of such settlement or judgment.

c.     The provisions of this Section 9 shall survive the repayment or other satisfaction of the obligations of Clarient hereunder.

10.   Notices.  All notices, requests, demands and other communications that this Agreement requires or permits shall be in writing and shall be sent by overnight courier providing delivery receipt, or by certified mail, return receipt requested, or by telecopy or hand delivery to the following addresses:

If to Clarient:	Clarient, Inc.
33171 Paseo Corvezon
San Juan Capistrano, CA 92675
Attention: Steve Dixon
Telephone: (949) 443 - 3355 ext 221
Fax: (949) 276 - 0121

If to Safeguard:	c/o Safeguard Scientifics, Inc.
435 Devon Park Drive
800 The Safeguard Building
Wayne, PA 19087
Attention: Steven J. Feder, Senior Vice President and General Counsel
	Telephone:	(610) 975 - 4984
	Fax:	(610) 482 - 9105

All notices, requests, demands and other communications provided in accordance with the provisions of this Agreement shall be effective:  (i) if sent by overnight courier or telecopier, when received, (ii) if sent by certified mail, return receipt requested, the third day after sending, and (iii) if given by hand delivery, when delivered.

11.   Amendments.  The provisions of this Agreement may be amended only by a written agreement signed by Clarient.

12.   Governing Law and Jurisdiction.  This Agreement shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without regard to the conflicts of laws provisions.

13.   Continuing Obligation.  This Agreement is a continuing obligation and shall (a) be binding upon Clarient and its respective its successors and assigns, and (b) inure to the benefit of and be enforceable by Safeguard against Clarient (and its successors, transferees and assigns); provided, that Clarient may not assign all or any part of their obligations hereunder without the prior written consent of Safeguard, which consent shall not be unreasonably withheld.

14.   Savings Clause.  Whenever possible, each provision of this Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

15.   Severability.  In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the validity of any other provision of this Agreement, and such provision(s) shall be deemed modified to the extent necessary to make it enforceable.

16.   Jury Trial Waiver. EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY OTHER PARTY.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR SAFEGUARD’S ENTERING INTO THIS AGREEMENT.

EACH PARTY ACKNOWLEDGES THAT IT HAS HAD THE ASSISTANCE OF COUNSEL IN THE REVIEW AND EXECUTION OF THIS AGREEMENT AND FURTHER

ACKNOWLEDGES THAT THE MEANING AND EFFECT OF THE FOREGOING WAIVER OF JURY TRIAL HAS BEEN FULLY EXPLAINED BY SUCH COUNSEL.

17.   Survival of Representations and Warranties.  All representations and warranties contained or incorporated herein or made in writing in connection herewith shall survive the execution and delivery of this Agreement.

18.   Counterparts.  This Agreement may be executed in more than one counterpart, including by facsimile signature, all of which, together, constitute one and the same instrument.

19.   No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto; there are no third-party beneficiaries of this Agreement.

20.   Entire Agreement.  This Agreement embodies and reflects the entire agreement between the parties with respect to the matters set forth herein, and there are no other agreements, understandings, representations or warranties between the parties other than those set forth in this Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first set forth above.

CLARIENT, INC.

By	STEPHEN T.D. DIXON
	Name:	Stephen T.D. Dixon
	Title:	Executive Vice President and Chief
Financial Officer

SAFEGUARD DELAWARE, INC.

By:	CHRISTOPHER J. DAVIS
	Name:	Christopher J. Davis
	Title	Vice President & Treasurer

SAFEGUARD SCIENTIFICS (DELAWARE), INC.

By:	CHRISTOPHER J. DAVIS
	Name:	Christopher J. Davis
	Title	Vice President & Treasurer

EXHIBIT A

WARRANT SEPARATELY FILED AS EXHIBIT 99.4 TO THIS REPORT ON FORM 8-K